Exhibit 99.12

ROLLOVER AGREEMENT

This ROLLOVER AGREEMENT (this “Agreement”), dated as of July 29, 2024 is entered into by and among KOITO MANUFACTURING CO., LTD., a corporation organized under the laws of Japan (“Buyer”), Project Camaro Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer (“Holdco”), and each holder of shares of Company Common Stock of Cepton, Inc., a Delaware corporation (the “Company”) that is or may become a party to this Agreement by virtue of executing a counterpart or joinder hereto (each, a “Covered Person”). Any capitalized term that is used, but not defined, herein shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, Buyer, Project Camaro Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Holdco and the Company have, prior to or concurrently with the execution and delivery herewith, entered or will enter into an Agreement and Plan of Merger dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company such that the Company will become a wholly owned subsidiary of Holdco (collectively, the “Merger”);

WHEREAS, prior to the Closing, Buyer will contribute to Holdco in exchange for newly issued units of Holdco (the “Holdco Securities”) the following: (i) all shares of Company Common Stock held by Buyer, valuing each such share of Company Common Stock at the amount of the Merger Consideration per share to be paid in cash pursuant to the Merger in respect of a share of Company Common Stock (such valuation, the “Agreed Per Share Value”), (ii) all shares of Series A Preferred Stock held by Buyer, valuing each such share of Series A Preferred Stock at the liquidation preference for such share of Series A Preferred Stock at the time of the contribution and (iii) an amount of cash necessary for Merger Sub or Surviving Corporation to pay the Merger Consideration and any other consideration (including, but not limited to, amounts to be paid in respect of Company Options or Company RSUs) or other costs or expenses required to be paid by Merger Sub or Surviving Corporation in connection with the Transaction (which amount, upon such contribution by Buyer to Holdco, will be immediately contributed from Holdco to Merger Sub in exchange for newly issues shares of Merger Sub); and

WHEREAS, as an inducement to Buyer’s and Merger Sub’s willingness to enter into the Merger Agreement and the other Transaction Documents to which they are a party, each Covered Person, and if applicable, his or her Spouse, has agreed to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed), each of the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Rollover Contribution; Subscription for New Holdco Securities.

(a)            Rollover Contribution. Each Covered Person agrees, severally and not jointly and solely with respect to itself, himself or herself, that, effective as of immediately prior to the Effective Time, all of such Covered Person’s ownership of and title to the number of shares of Company Common Stock set forth on such Covered Person’s signature page hereto ( the “Committed Rollover Shares”), free and clear of all Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Committed Rollover Shares), other than generally applicable transfer restrictions under the Securities Act (as defined below), this Agreement or the Voting Support Agreements (if applicable to such Covered Person), shall be contributed and assigned to Holdco. In exchange for the contribution of the Committed Rollover Shares by a Covered Person, Holdco hereby agrees to issue to each such Covered Person, effective as of the Closing, a number of Holdco Securities equivalent to the shares of Company Common Stock so contributed to Holdco, valuing each such share of Company Common Stock at the Agreed Per Share Value, with each such Holdco Security free and clear of all Liens, other than restrictions under applicable securities laws and restrictions set forth in the LLC Agreement (as defined below).

(b)            Continued Ownership of the Committed Rollover Shares. Each Covered Person agrees that, until the Closing, such Covered Person shall continue to beneficially own a number of shares of Company Common Stock equal to the Committed Rollover Shares, and such Covered Person shall not transfer or cause to be transferred any shares of Company Common Stock if such transfer would cause such Covered Person to be unable to contribute the Committed Rollover Shares to Holdco in accordance with Section 1(a).

(c)            Joinders. Any holder of Company Common Stock (a “Holder”) who has not executed this Agreement as of the date hereof may, with Buyer’s prior written consent, become a party to, and be bound by, this Agreement as a Covered Person by signing and delivering to Buyer and Holdco a joinder in the form of Annex I hereto (a “Joinder Agreement”), and such Holder shall be a Covered Person with respect to the Committed Rollover Shares set forth therein.

(d)            Tax Treatment. The parties hereto intend that, for U.S. federal income tax purposes, each contribution referred to in Section 1(a) shall be treated as a taxable transfer of the Committed Rollover Shares in exchange for a contingent installment obligation governed by Treasury Regulations Section 15A.453-1(c) in a transaction governed by Section 1001 of the Code and subject to installment sale reporting under Section 453 of the Code, and each party hereto will file all U.S. federal income tax returns in a manner consistent with such treatment.

(e)            Withholding. Notwithstanding any other provision of this Agreement, Buyer, Holdco and their Affiliates shall be entitled to deduct and withhold from any amount otherwise payable to any Covered Person pursuant to this Agreement or the LLC Agreement (as defined below) such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Law. To the extent Buyer, Holdco or their Affiliates determine that any amounts payable to any Person pursuant to or with respect to this Agreement, Buyer, Holdco and their Affiliates shall use commercially reasonable efforts to provide such Person with three (3) Business Days prior notice of the intent to withhold and shall cooperate with such Person to eliminate or otherwise reduce such withholding. Amounts so withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the applicable Covered Person in respect of which such deduction and withholding was made.

2.            LLC Agreement. Holdco and each Covered Person hereby agree, contemporaneously with the Closing, to enter into and become bound by an amended and restated LLC Agreement, substantially as set forth on Annex II (the “LLC Agreement”). Each Covered Person expressly acknowledges that the Holdco Securities acquired by such Covered Person pursuant to this Agreement shall be subject to the restrictions on transfer and other terms and conditions of the LLC Agreement.

3.            Representations and Warranties. Each Covered Person (and, if applicable, his or her Spouse) hereby makes the representations and warranties set forth on Annex III, severally and not jointly, to Holdco, as of the date hereof (or, in the case of any Covered Person becomes a party hereto by delivering a Joinder Agreement as contemplated by Section 1(c), as of the date of such Joinder Agreement) and as of the Closing, and as to itself, himself or herself only (and, if applicable, his or her Spouse), and Holdco hereby makes the representations and warranties set forth on Annex IV, to each Covered Person, as of the date hereof and as of the Closing. The representations and warranties made pursuant to this Section 3 shall survive the Closing.

4.            Restrictive Covenants.

(a)            Confidentiality. Each Covered Person acknowledges, on behalf of itself, himself or herself (and, if applicable, his or her Spouse), that the success of the Company and its Subsidiaries after the Effective Time depends upon the continued preservation of the confidentiality of information regarding the business, operations and affairs of the Buyer, the Company and/or their respective Subsidiaries that has been maintained as confidential and is not publicly available (including trade secrets, confidential information and proprietary materials, which may include the following categories of information and materials: methods, procedures, computer programs and architecture, databases, customer information, lists and identities, employee lists and identities, pricing information, research, methodologies, contractual forms, and other information, whether tangible or intangible, which is not publicly available generally) (collectively, the “Confidential Information”) and has been accessed or possessed by such Covered Person and its, his or her Affiliates and that the preservation of the confidentiality of such information is an essential premise of the transactions contemplated by the Merger Agreement, this Agreement and the other Transaction Documents. Accordingly, each Covered Person hereby agrees not to disclose or use, and to use reasonable best efforts to cause his, her or its Representatives not to disclose or use, any Confidential Information to any third party, both during and after the Covered Person’s service as a service provider to Buyer, the Company and/or their respective Subsidiaries, except (i) with respect to the Protected Rights (as defined below), (ii) to the extent that such Confidential

Information can be shown to have been in the public domain through no fault of any Covered Person and (iii) to the extent that such Confidential Information is disclosed in connection with the ordinary course performance of such Covered Person’s duties as a service provider to Holdco, Buyer, the Company and/or their respective Subsidiaries (without violation of any agreements entered into in connection with such service relationship). In addition, notwithstanding the foregoing and for the avoidance of doubt, such Covered Person may disclose such Confidential Information (w) on a confidential basis to her, his or its tax and financial advisors for purposes of complying with such Covered Person’s tax obligations or other reporting obligations under applicable Law arising out of this Agreement, the transactions contemplated hereby, the Merger Agreement or the transactions contemplated thereby (provided that such Covered Person remains liable for any violation of the terms of this Section 4(a) by such Persons as if they were such Covered Person), (x) on a confidential basis to her, his or its legal counsel and accountants for the purpose of evaluating the legal and financial ramifications of this Agreement, the transactions contemplated hereby, the Merger Agreement or the transactions contemplated thereby (provided that such Covered Person remains liable for any violation of the terms of this Section 4(a) by such Persons as if they were such Covered Person), (y) as required by applicable law, rule or regulation and (z) in court filings, as reasonably necessary in connection with the enforcement by such Covered Person of his, her or its rights under this Agreement or any other agreement relating hereto or to such Covered Person’s services to Holdco, Buyer, the Company and/or their respective Subsidiaries, except for disclosure required by law, rule or regulation. Each Covered Person shall not, and shall use reasonable best efforts to cause his, her or its Representatives not to, issue any press release, have any communication with the press (whether or not for attribution) or make any other public statement with respect to this Agreement, the Merger Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, without the prior written consent of Buyer.

(b)            Notwithstanding anything in this Agreement (including the confidentiality obligations set forth in Section 4(a)) or otherwise, it is understood that nothing in this Agreement limits the Covered Person from (i) filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”) or any other federal, state or local government agency or commission (collectively, “Government Agencies”); (ii) communicating with any Government Agency or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency; (iii) testifying in a legal, arbitral or Governmental Agency proceeding; (iv) exercising Covered Person’s rights (if any) under Section 7 of the National Labor Relations Act; or (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that such Covered Person has reason to believe is unlawful. A Covered Person does not need the prior authorization of Buyer, the Company or any of their respective Affiliates to make any reports or disclosures, and a Covered Person shall not be required to notify Buyer, the Company or any of their respective Affiliates that such reports or disclosures have been made. Neither Buyer, the Company nor any of their respective Affiliates may retaliate against a Covered Person for any of these activities, and nothing in this Agreement requires a Covered Person to waive any monetary award or other payment that the Covered Person might become entitled to from the SEC or any other Government Entity or self-regulatory organization. Pursuant to the Defend Trade Secrets Act of 2016 (which added 18 U.S.C. § 1833(b)), the parties agree that a Covered Person shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if a Covered Person files a lawsuit for retaliation by Buyer, the Company or any of their respective Affiliates for reporting a suspected violation of law, the Covered Person may disclose the trade secret to my attorney and may use the trade secret information in the court proceeding, if the Covered Person (x) files any document containing the trade secret under seal and (y) do not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such Section. A Covered Person’s rights as described in this paragraph are referred to as the “Protected Rights”.

(c)            Non-Competition. In connection with the Covered Person’s sale of Company Common Stock and/or receipt of a portion of the aggregate Merger Consideration, during the period starting on the date of this Agreement and ending on the five-year anniversary of the Closing (the “Restricted Period”), each Covered Person shall not directly or indirectly, whether as an individual, partner, joint venturer, owner, manager, equityholder, employee, officer, director, independent contractor or otherwise, engage in any activity or business that competes in any material respect with any business, regardless of where such business is located, that develops, manufactures, distributes or sells lidar technology or lidar based solutions (a “Competitive Activity”); provided, that the foregoing shall not prohibit any Covered Person from: (i) holding publicly traded securities of any Person engaged in a Competitive Activity to the extent that such investment does not, directly or indirectly, confer on such Covered Person (together with his, her or its Affiliates) more than 5% of the voting power of such Person; (ii) making passive investments in a venture capital, private debt or private equity fund (“Private Fund”); or (iii) if such Covered Person is no longer providing services to Holdco, Buyer, the Company and/or their respective Subsidiaries, rendering services as an employee, consultant, advisor, partner or member of a venture capital, private debt or private equity firm, that makes investments in entities that engage in a Competitive Activity (a “Portfolio Company”) so long as such Covered Person does not serve as an advisor, director, employee, consultant or maintain any other service relationship with a Portfolio Company.

(d)            Non-Solicitation and No Hire. In connection with the Covered Person’s sale of Company Common Stock and/or receipt of a portion of the aggregate Merger Consideration, during the Restricted Period, each Covered Person shall not directly or indirectly, solicit or encourage any of the directors, officers, managers, employees, contractors, consultants or other service providers of the Company or any of its respective

Affiliates (including, for the avoidance of doubt, Buyer and its Subsidiaries from the Closing) to cease or curtail its, his or her relationship with such Persons, or hire or attempt to hire, whether as a director, officer, manager, employee, contractor, consultant or other service provider, any such Person; provided, however, that the foregoing shall not prohibit (i) the solicitation of any such Person resulting from generalized searches for employees through the use of bona fide public advertisements in the media or any general recruitment efforts conducted by such Covered Person or any Affiliate thereof or any recruitment agency, in each case, that are not targeted specifically at such Persons or (ii) the solicitation or hiring of any such Person who has not been employed by or otherwise provided services to Buyer, the Company or any of their respective Subsidiaries or Affiliates for at least six (6) months prior to the date of such solicitation or hiring.

(e)            Non-Disparagement. In connection with its, his or her sale of Company Common Stock and/or receipt of a portion of the aggregate Merger Consideration, during the Restricted Period, each Covered Person shall not, directly or indirectly, (i) interfere with, or attempt to interfere with, the business the Company or any of its respective Affiliates (including, for the avoidance of doubt, Buyer and its Subsidiaries from the Closing), or any of their relationships with any current or prospective customers, vendors, suppliers, contractors or other material business relationships, including by soliciting or diverting (or attempting to solicit or divert) any such Person, or inducing (or attempting to induce) any such Person to cease doing business, or reduce or otherwise limit its business, with the Company or any of its respective Affiliates (including, for the avoidance of doubt, Buyer and its Subsidiaries from the Closing) or (ii) make any negative or disparaging statements or communications regarding the Company or any of its respective Affiliates (including, for the avoidance of doubt, Buyer and its Subsidiaries from the Closing), in each case, except with respect to the Protected Rights.

(f)            Certain Acknowledgments. Each Covered Person (on its, his or her own behalf) acknowledges that Buyer and Merger Sub would not be willing to enter into the Merger Agreement or the other Transaction Documents, or consummate the transactions contemplated thereby, in the absence of this Agreement, and that the covenants contained in this Agreement constitute a material inducement to Buyer and Merger Sub to enter into, and consummate the transactions contemplated by (including payments of the amounts contemplated by), the Merger Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, each Covered Person (on its, his or her own behalf and on behalf of its, his or her Affiliates) acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and necessary to protect the legitimate interests of Buyer, and it is the intention of the parties hereto that if any of the restrictions or covenants contained in this Section 4 are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4, and this Section 4 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the further intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

5.            Other Closing Deliverables. Each Covered Person hereby agrees, contemporaneously with the Closing, to deliver to Holdco a duly executed IRS Form W-9 for such Covered Person. Furthermore, as a condition to the issuance of any Holdco Securities hereunder, each Covered Person shall, prior to the Closing, deliver to Holdco a customary questionnaire certifying its status as an accredited investor and any other information reasonably requested by Holdco for such purpose.

6.            Limitation on Holdco Liability. Each of the parties hereto agrees and acknowledges that Holdco has no obligation by virtue of this Agreement to effect the Closing, and neither Holdco nor any of its Affiliates nor any of their respective directors, officers, employees or agents shall have any liability whatsoever hereunder, or in connection herewith, for any failure to effect the Closing (whether or not such failure is (or is deemed to be) in breach of the Merger Agreement, this Agreement or otherwise); provided, however, that nothing in this Section 6 shall limit, impair, impact or restrict the rights of the Company under the Merger Agreement.

7.            Specific Performance.

(a)            Subject to Section 7(b), (i) each party hereto acknowledges and agrees that the other parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, (ii) therefore, notwithstanding anything to the contrary set forth in this Agreement, each party hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any other party, and each party hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief and (iii) the equitable remedies described in this Section 7 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties may elect to pursue.

(b)            Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Covered Person or any other Person have any right whatsoever to cause Buyer or any of its Affiliates to consummate the Closing, and in no event shall any other party hereto or any other Person be entitled to seek or obtain any injunction or injunctions to compel Buyer or any of its Affiliates to consummate the Closing, except for the right of the Company to seek specific performance of the obligations of Buyer pursuant to the express terms of Section 10.08 of the Merger Agreement (but subject to the limitations set forth therein).

8.            Governing Law. This Agreement, and all claims or causes of action (whether at law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this

Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party expressly agrees and acknowledges that the State of Delaware has a reasonable relationship to the parties and/or this Agreement.

9.            Jurisdiction; Waiver of Jury Trial. Each party to this Agreement, by his, her or its execution hereof, hereby irrevocably (a) agrees and consents to be subject to the exclusive jurisdiction of the United States District Court located in the State of Delaware (and in the absence of federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the Delaware Chancery Court located in Wilmington, Delaware or, if such court lacks jurisdiction, the other state courts located in Wilmington, Delaware), and agrees not to object to venue in the courts or to claim that such forum is inconvenient, (b) waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of the above-named courts, that his, her or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding brought in one of the above-named courts should be dismissed on grounds of improper venue or forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other action, suit or proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence or prosecute any such action, suit or proceeding other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, suit or proceeding to any court other than one of the above-named courts whether on the grounds of lack of personal jurisdiction, improper venue, inconvenient forum or otherwise. Each party hereby irrevocably (x) consents to service of process in any such action, suit or proceeding in any manner permitted by the laws of the State of Delaware; (y) agrees that service of process made in accordance with clause (x) will constitute good and valid service of process in any such action, suit or proceeding; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, suit or proceeding any claim that service of process made in accordance with clause (x) or clause (y) does not constitute good and valid service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE MERGER AGREEMENT, THE LLC AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.            Termination. This Agreement shall automatically terminate and be of no further force or effect upon any valid termination of the Merger Agreement.

11.            Counterparts; Entire Agreement; Amendment. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, together with the Merger Agreement and any other Transaction Documents to which the parties hereto are party, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, whether written, oral or implied, between or among any of the parties with respect to the subject matter hereof and shall not be assigned by operation of law or otherwise. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

12.            Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and his, her or its successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of his, her or its rights or obligations under this Agreement without the consent of the other party hereto (except that Holdco may assign his, her or its rights and obligations under this Agreement in whole or in part to one or more of his, her or its Affiliates). Each Covered Person agrees to be responsible for compliance with this Agreement by any Affiliate of such Covered Person, and any breach of this Agreement by any such Affiliates shall be deemed a breach by such Covered Person.

13.            Spouses. Each Spouse of a Covered Person (if applicable) hereby represents, warrants and covenants to Holdco that such Spouse shall not assert or enforce, and does hereby waive, any rights granted under any community property statue with respect to the Subject Securities that would adversely affect (x) the covenants made by such Covered Person pursuant to this Agreement or (y) the transactions contemplated by the Merger Agreement and the other Transaction Documents.

[Signature page follows]

Very truly yours,

KOITO MANUFACTURING CO., LTD.

By:	/s/ Michiaki Kato
	Name:	Michiaki Kato
	Title:	President and COO

PROJECT CAMARO HOLDINGS, LLC
By: KOITO MANUFACTURING CO., LTD., as its sole member

By:	/s/ Hideharu Konagaya
	Name:	Hideharu Konagaya
	Title:	Executive Vice President

[Signature Page to Rollover Agreement]

Accepted and Agreed to:

COVERED PERSON		SPOUSE (if applicable)

By:	/s/ Jun Pei	/s/ Yiyan Liu
	Jun Pei	Yiyan Liu

Total number of shares of Common Stock beneficially owned by such Covered Person:

_________________

The Committed Rollover Shares: 1,291,810 shares of Common Stock

Address for notices:

with a copy to:

Attention:	Attention:

Telephone:	Telephone:

Email:	Email::

[Signature Page to Rollover Agreement]

Accepted and Agreed to:

COVERED PERSON		SPOUSE (if applicable)

By:	/s/ Mark McCord	/s/ Libby McCord
	Mark McCord	Libby McCord

Total number of shares of Common Stock beneficially owned by such Covered Person:

_________________

The Committed Rollover Shares: 515,886 shares of Common Stock

Address for notices:

with a copy to:

Attention:	Attention:

Telephone:	Telephone:

Email:	Email::

[Signature Page to Rollover Agreement]

Accepted and Agreed to:

COVERED PERSON		SPOUSE (if applicable)

By:	/s/ Yupeng Cui
Yupeng Cui

Total number of shares of Common Stock beneficially owned by such Covered Person:

_________________

The Committed Rollover Shares: 476,549 shares of Common Stock

Address for notices:

with a copy to:

Attention:	Attention:

Telephone:	Telephone:

Email:	Email::

[Signature Page to Rollover Agreement]

ANNEX I

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Rollover Agreement, dated as of July 29, 2024, by and among Holdco and certain other persons, as the same may be amended from time to time (the “Rollover Agreement”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Rollover Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Covered Person” under the Rollover Agreement as of the date hereof and shall have all of the rights and obligations of a Covered Person as if it had executed the Rollover Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to a Covered Person contained in the Rollover Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________ ___, 20___

JOINING PARTY		SPOUSE (if applicable)

By:
	[•]	[•]

Total number of shares of Common Stock beneficially owned by such Covered Person: _________________

The Committed Rollover Shares: [●] shares of Common Stock

Annex  I – 1

AGREED ON THIS ___ day of ____, 20__:

KOITO MANUFACTURING CO., LTD.

By:
Name:
Title:

PROJECT CAMARO HOLDINGS, LLC

By:
Name:
Title:

Annex  I – 2

ANNEX II

LLC Agreement

Annex  II – 1

ANNEX III

Representations and Warranties of Covered Persons (and, if applicable, Spouses)

Each Covered Person (and, if applicable, his or her Spouse) represents and warrants, severally and not jointly, to Holdco as of the date hereof (or, in the case of any Covered Person becomes a party hereto by delivering a Joinder Agreement as contemplated by Section 1(c), as of the date of such Joinder Agreement) and as of the Closing and as to itself, himself or herself only (and, if applicable, his or her Spouse), as follows:

(a)            Such Covered Person is knowledgeable, sophisticated and experienced in business and financial matters, is experienced in evaluating investments in companies such as Holdco and has reviewed the definition of “accredited investor” set forth in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and is an “accredited investor” as defined therein.

(b)            The Holdco Securities to be acquired pursuant to this Agreement are being acquired for such Covered Person’s own account, for investment purposes, and without a view to any distribution thereof.

(c)            Such Covered Person (i) has been afforded access to information about Holdco and the financial condition, results of operations, business, property and management of Holdco sufficient to enable it, him or her to evaluate its, his or her investment in the Holdco Securities, (ii) understands that no financial statements are currently available for Holdco, and (iii) has reviewed the financial statements of the Company (which, as of the Closing, will be a direct or indirect wholly owned Subsidiary of Holdco) and such other documents as such Covered Person has reasonably deemed advisable. Such Covered Person and its, his or her advisors, if any, have been afforded the opportunity to ask questions of Holdco. Such Covered Person acknowledges that such Covered Person has been provided access to relevant documents regarding Holdco and its Subsidiaries, including: (i) the financial statements of the Company and (ii) the principal terms of the proposed LLC Agreement, a copy of which principal terms is attached hereto as Annex II. Such Covered Person has sought such accounting, legal and tax advice as he or she has considered necessary to make an informed investment decision with respect to its, his or her acquisition of the Holdco Securities.

(d)            Such Covered Person understands that its, his or her investment in the Holdco Securities involves a high degree of risk and such Holdco Securities are, therefore, a speculative investment. Such Covered Person is able to bear the economic risk of its, his or her investment in the Holdco Securities for an indefinite period of time, and is presently able to afford the complete loss of such investment.

(e)            Such Covered Person acknowledges that it, he or she has conducted to its, his or her satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties, taxes and projected operations of Holdco and the Company and, in making the determination to acquire the Holdco Securities, has relied solely on the results of its, his or her own independent investigation, and is not relying

Annex III-1

(for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of Holdco or any of its officers, employees, agents, advisors or Affiliates, other than the representations and warranties of Holdco set forth in Annex IV. Such Covered Person further acknowledges and agrees that Holdco has made no representations or warranties either express or implied as to the accuracy or completeness of any information regarding Holdco or the Company furnished or made available to such Covered Person and its, his or her representatives, and such Covered Person shall have no claim with respect to any information, documents or materials furnished by or on behalf of Holdco to such Covered Person.

(f)            Such Covered Person is not purchasing the Holdco Securities as a result of any advertisement, article, notice or other communication regarding the Holdco Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement or solicitation, and the offer to purchase the Holdco Securities was directly communicated to such Covered Person by Holdco.

(g)            Such Covered Person understands that the Holdco Securities that it, he or she is purchasing are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act inasmuch as they are being acquired from Holdco in a transaction not involving a public offering and that under such applicable Laws the Holdco Securities may not be offered or sold except in a transaction registered under the Securities Act on an effective registration statement or in a transaction effected pursuant to an exemption from such registration. Such Covered Person understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Holdco Securities or the fairness or suitability of the investment in the Holdco Securities, nor has any Governmental Authority passed upon or endorsed the merits of the offering of the Holdco Securities.

(h)            Such Covered Person, in making its, his or her decision to purchase the Holdco Securities, has made its, his or her own investment decision regarding its, his or her purchase of the Holdco Securities, (including the income tax consequences of purchasing, owning or disposing of the Holdco Securities in light of such Covered Person’s particular situation and tax residence(s) as well as any consequences arising under the applicable Laws of any taxing jurisdiction).

(i)            (i) If such Covered Person is not a natural person, such Covered Person is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) such Covered Person has the legal capacity and has all requisite power and authority to execute and deliver this Agreement and to perform its, his or her obligations hereunder, (iii) this Agreement has been duly executed and delivered by such Covered Person and, assuming that this Agreement has been duly authorized, executed and delivered by Holdco and Buyer, this Agreement constitutes a valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance

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and other equitable remedies), (iv) if such Covered Person is married and such Covered Person’s Subject Securities (as defined below) constitute community property under applicable Law, such Covered Person’s spouse (the “Spouse”) has the legal capacity and has all requisite power and authority to execute and deliver this Agreement and to perform its, his or her obligations hereunder, this Agreement has been duly executed and delivered by such Spouse and, assuming that this Agreement has been duly authorized, executed and delivered by Holdco, this Agreement constitutes a valid and binding obligation of such Spouse, enforceable against such Spouse in accordance with its terms (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies), (v) if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement on behalf of such Covered Person or Spouse, and (vi) the LLC Agreement will be duly executed and delivered by such Covered Person (and, if applicable, his or her Spouse) at or prior to the Closing, and upon execution and delivery will constitute a valid and binding agreement of such Covered Person (and, if applicable, his or her Spouse), assuming that the LLC Agreement has been duly authorized, executed and delivered by the other parties thereto, and (vii) the execution, delivery and performance by such Covered Person (and, if applicable, his or her Spouse) of this Agreement, and the LLC Agreement, requires no action by or in respect of, or filing with, any Governmental Authority.

(j)            Such Covered Person is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Act) of, and has good title to, the number of share of Common Stock indicated on such Covered Person’s signature page hereto (collectively, the “Subject Securities”), free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities), other than generally applicable transfer restrictions under the Securities Act, this Agreement or the Voting Support Agreements (if applicable to such Covered Person), and such Subject Securities are the only shares of Common Stock of the Company or any of its Subsidiaries owned, directly or indirectly, of record or beneficially, by such Covered Person or any of its Affiliates. None of such Covered Person’s Subject Securities are subject to any voting trusts, stockholder agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of such shares, except as provided hereunder or in the Voting Support Agreements (if applicable to such Covered Person).

(k)            Such Covered Person has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and so there can be no assurance that the Merger will be consummated.

(l)            The execution and delivery of this Agreement by such Covered Person (and, if applicable, his or her Spouse) does not, and the performance by such Covered Person (and, if applicable, his or her Spouse) of its, his or her obligations hereunder will

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not, (i) result in any violation of any applicable Law, (ii) if such Covered Person is not an individual, violate any provision of the Organizational Documents of such Covered Person, (iii) require any consent that has not been given or other action (including notice or payment) that has not been taken by any Person (including under any provision of any contract binding upon such Covered Person (and, if applicable, his or her Spouse) or such Covered Person’s Subject Securities) or (iv) result in the imposition of any Lien upon such Covered Person’s Subject Securities, other than restrictions imposed under this Agreement or the LLC Agreement.

(m)            There is no Legal Proceeding pending against, or to the knowledge of such Covered Person (or, if applicable, his or her Spouse), threatened against such Covered Person (and, if applicable, his or her Spouse) or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company or the Covered Person of its obligations under, the Merger Agreement or any of the other Transaction Documents.  None of such Covered Person or any of its Affiliates is subject to any judgment, decree, injunction, ruling, award, subpoena, determination, verdict or order of any Governmental Authority or arbitrator that would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay the consummation of the transactions contemplated by, or the performance by the Company or such Covered Person of its obligations under, the Merger Agreement or any of the other Transaction Documents.

(n)            Except as provided in Section 4.26 of the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer, Holdco, the Company or any of their respective Affiliates in respect of the Merger Agreement, this Agreement or any of the respective transactions contemplated thereby and hereby based upon any arrangement or agreement made by or, to the knowledge of the Covered Person, on behalf of, such Covered Person.

(o)            Such Covered Person understands that Holdco, as the issuer of the Holdco Securities, is relying in part upon the representations and agreements contained in this Annex III for the purpose of determining whether the offer, sale and issuance of the Holdco Securities meets the requirements for an applicable exemption from registration under the Securities Act.

(p)            Except for the representations and warranties of such Covered Person contained in this Agreement, such Covered Person makes no other representation or warranty express or implied in connection with, arising out of or relating to, the transactions contemplated by this Agreement, and Holdco hereby disclaims, and Holdco may not rely on, any such other representation or warranty, notwithstanding the delivery or disclosure to Holdco or any of its Affiliates or any other Person of any documentation or other information by such Covered Person or any of his, her or its Affiliates or any other Person with respect to any of such matters. Such Covered Person hereby acknowledges and agrees to the provisions in clause (e) of Annex IV.

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ANNEX IV

Representations and Warranties of Holdco

Holdco represents and warrants to each Covered Person as of the date hereof and as of the Closing, as follows:

(a)            Holdco was formed solely for the purpose of completing the transactions contemplated by the Merger Agreement and the other Transaction Documents to which it is a party and for holding, directly or indirectly, the Company Common Stock and other equity securities to be acquired pursuant thereunder. Except for (i) customary obligations or liabilities incurred in connection with its organization, and (ii) obligations or liabilities incurred in connection with the Merger Agreement and the other Transaction Documents and the transactions contemplated thereby, Holdco has not incurred any material obligations or liabilities or engaged in any material business activities.

(b)            At the Closing, the Holdco Securities to be issued hereunder will have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and will be duly and validly issued Holdco Securities free and clear of all Liens, other than generally applicable transfer restrictions under the Securities Act. There are no statutory or contractual preemptive rights or rights of refusal with respect to the issuance of the Holdco Securities under this Agreement.

(c)            Holdco has the organizational power and authority to enter into this Agreement and the LLC Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Holdco have been duly authorized by all necessary action on the part of Holdco. This Agreement has been duly executed and delivered by Holdco and constitutes a valid and binding agreement of Holdco. The LLC Agreement will be duly executed and delivered by Holdco at or prior to the Closing, and upon execution and delivery will constitute a valid and binding agreement of Holdco. The execution, delivery and performance by Holdco of this Agreement and the LLC Agreement requires no action by or in respect of, or filing with, any Governmental Authority.

(d)            None of the execution and delivery by Holdco of this Agreement, the consummation by Holdco of the transactions contemplated hereby (including the issuance, sale and delivery of the Holdco Securities hereunder), or compliance by Holdco with any of the provisions hereof does or will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under (i) any order of any Governmental Authority applicable to Holdco or by which any of the properties or assets of Holdco are bound; (ii) any applicable Law; (iii) any provision of Holdco’s Organizational Documents or (iv) any material contracts or agreements of Holdco.

(e)                        Except for the representations and warranties of Holdco contained in this Agreement, Holdco makes no other representation or warranty express or implied in connection with, arising out of or relating to, the transactions contemplated by this

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Agreement, and each Covered Person hereby disclaims, and each Covered Person may not rely on, any such other representation or warranty, notwithstanding the delivery or disclosure to such Covered Person or any of its Affiliates or any other Person of any documentation or other information by Holdco or any of its Affiliates or any other Person with respect to any of such matters. Holdco hereby acknowledges and agrees to the provisions in clause (p) of Annex III.

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